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                                                                   EXHIBIT 10.30

                        PLANET POLYMER TECHNOLOGIES, INC.
                            9985 Business Park Avenue
                               San Diego, CA 92131

                               September 11, 2000

Triton West Group, Inc.
c/o Corporate Filings Services, Ltd.
4th Floor, Harbour Centre
P.O. Box 61GT
Georgetown, Grand Cayman
Attn: E. Edward Jung

        Re: Amendment to Private Equity Line of Credit

Gentlemen:

            Reference is made to that certain Private Equity Line of Credit (the "Purchase Agreement"), dated August 15, 2000, between Planet Polymer Technologies, Inc. (the "Company") and Triton West Group, Inc. (the "Purchaser"). In order to register for resale the Common Stock to be purchased pursuant to the Purchase Agreement, certain provisions of the Purchase Agreement must be revised.

            In consideration of the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree to restate the following section of the Purchase Agreement as follows:

                      Section 2.2(a) Put Notice. At any time during the Commitment Period, the Company may deliver a Put Notice to the Investor, subject to the conditions set forth in Section 7.2; provided, however, that the Investment Amount for each Put as designated by the Company in the applicable Put Notice shall be neither less than $100,000 nor more than the Maximum Put Amount. Notwithstanding anything herein to the contrary, if the Maximum Put Amount for any given Put Notice is less than $100,000, the Investment Amount for such Put shall be the Maximum Put Amount.

        Except as specifically amended by the terms of this letter, the Purchase Agreement and its exhibits shall remain unmodified and in full force and effect, and shall not be in any way changed, modified or superseded by the terms set forth herein. All terms used but not defined in this letter shall have the meanings set forth in the Purchase Agreement.

            This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and shall become effective when counterparts have been signed by each party and delivered to the other parties hereto, it being understood that all parties need not sign the same counterpart. Execution may be made by delivery by facsimile.

            If the foregoing correctly sets forth our understanding and agreement, please so indicate by signing where indicated below.

                                  PLANET POLYMER TECHNOLOGIES, INC.


                                  By:   /s/ Robert Petcavich
                                        ----------------------------------------
                                        Robert Petcavich, Ph.D., Chairman & CEO

ACCEPTED AND AGREED TO:

TRITON WEST GROUP, INC.


By:      /s/ E. Edward Jung
         ---------------------------------------
         E. Edward Jung, Authorized Signatory